UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2018

Date of Report (Date of earliest event reported)

COSMO VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-1888873	33-1227173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 North Curry Street Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

(800) 582-3042

Registrant’s telephone number, including area code

VPO – Bham Distt. Hoshiarpur Tehsil Ghars, Punjab, India 14613

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

On February 28, 2018, Mr. Sonu Ram resigned as director and all executive officer positions with the Company. The resignation of Mr. Sonu Ram was not based on any prior understanding or arrangement. Concurrent with Mr. Sonu Ram’s resignation, Mr. Ashok Kumar was appointed Director, President, Treasurer and Secretary of the Company. The appointment of Ashok Kumar as the Company's President, Treasurer, Secretary and as a Director was not based on any prior understanding or arrangement.

There were no disagreements between Mr. Ram or any officer or director of the Company.

There are no transactions between Mr. Kumar and the Company that are reportable under Item 404(a) of Regulation S-K.

The business background descriptions of the newly appointed officer and directors are as follows:

Mr. Ashok Kumar age 42

Since 2012 Mr. Kumar works as a private contractor supplying technical consulting services to various companies to support their warehouse shipping and management control systems. Prior to his Consulting Business he was employed as a warehouse manager at Hindustan Unilever Limited in Hoshiarpur, India between 1998 and 2012. He was responsible the Company’s operating systems and also the maintaince of its computer and software systems.

Mr. Kumar received his BSc in Computer Science from SGGS Khals College Mahilpur in 1997.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMO VENTURES INC.

DATE: February 28, 2018		/s/ Ashok Kumar
	Name:	Ashok Kumar
	Title:	President/Director

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